EXHIBIT 99.1

ICU Medical, Inc. to Present at the 29th Annual J.P. Morgan Healthcare Conference

SAN CLEMENTE, Calif., Jan. 4, 2011 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leading manufacturer of safe medical connectors, custom medical products and critical care devices, today announced that Company management will present at the 29th Annual J.P. Morgan Healthcare Conference to be held on January 10-13, 2011 at the Westin St. Francis in San Francisco.

ICU Medical's presentation will take place on Thursday, January 13, at 11:00 AM Pacific Time.

The presentation will be webcast live and can be accessed by going to the Company's website at http://www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical technologies used in vascular therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections, protect healthcare workers and patients from exposure to infectious diseases or hazardous drugs and monitor the hemodynamic status of critical care patients. The Company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needleless I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's web site at www.icumed.com.

CONTACT:  ICU Medical, Inc.
          Scott E. Lamb, Chief Financial Officer
          (949) 366-2183

          ICR, Inc.
          John F. Mills, Senior Managing Director
          (310) 954-1100